UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
February 14, 2003

BEVSYSTEMS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of Incorporation)	000- (Commission File Number)	84-1352529 (IRS Employer ID No.)

501 Brickell Key Drive
Suite 407
Miami, Florida  33151
(786) 425-0811
(Address and Telephone Number of Registrant's Principal
Executive Offices and Principal Place of Business)

(Former name or former address, if changed since last report)

Item 4.   Changes in Registrant's Certifying Accountant.

(a)     Previous Independent Auditors:

(i)      On February 14, 2003, the Company replaced Gerson, Preston, Robinson & Company, P.A. as the independent auditor for the Company and appointed Rosenberg Rich Baker Berman & Co. as the new independent auditor for the Company.

(ii)      During the two most recent fiscal years and interim period subsequent to September 29, 2002, there have been no disagreements with Gerson, Preston, Robinson & Company, P.A. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

(iii)      Gerson, Preston, Robinson & Company, P.A.'s report on the financial statements for the year ended March 30, 2002 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting principles but included an explanatory paragraph reflecting an uncertainty because the realization of a major portion of the Company's assets is dependent upon its ability to meet its future financing requirements and the success of future operations. These factors raise substantial doubt about the Company's ability to continue as a going concern.

(iv)      The Company has requested that Gerson, Preston, Robinson & Company, P.A. furnish it with a letter addressed to the SEC stating whether it disagrees with the above statements. A copy of the letter to the SEC, dated February 19, 2003, is filed as an Exhibit(C)) to the Form 8-K.

(b)      New Independent Accountants:

(i)      The Company engaged, Rosenberg Rich Baker Berman & Co., 380 Foot Hill Road, Bridgewater, New Jersey 08807-0483 as its new independent auditors as of February 14, 2003. Prior to such date, the Company did not consult with Rosenberg Rich Baker Berman & Co. regarding (i) the application of accounting principles, (ii) the type of audit opinion that might be rendered by Gerson, Preston, Robinson & Company, P.A., or (iii) any other matter that was the subject of a disagreement between the Company and its former auditor as described in Item 304(a)(1)(iv) of Regulation S- B.

Item 7.     Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Letter from Gerson, Preston, Robinson & Company, P.A.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BEVSYSYTEMS INTERNATIONAL, INC.

By:   /s/    Robert Tatum

ROBERT TATUM
President

Date:   February 19, 2003